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                                                                    EXHIBIT 5.1

                           [C.U. BANCORP LETTERHEAD]



November 9, 1995


CU Bancorp
16030 Ventura Boulevard
Encino, California 91436

Re:   Offering of up to 837,718 Shares of CU Bancorp Common Stock, Pursuant to
Registration Statement on From S-4

Ladies and Gentlemen:

The undersigned renders this opinion as counsel to you in connection with the issuance of up to 837,718 shares of CU Bancorp Common Stock in exchange for all of the outstanding shares of Corporate Bank, a California banking corporation and the merger of Corporate Bank into CU Bancorp's wholly owned subsidiary, California United Bank, National Association, a national banking association, pursuant to a Registration Statement on Form S-4 (No. 33-63729).

In connection with this opinion, the undersigned has examined such records and documents as are necessary and appropriate, including but not limited to the following:

1.       Minutes of the Board of Directors of CU Bancorp;

2.       Articles of Incorporation and Bylaws of CU Bancorp;

3.       Registration Statement on Form S-4 (No. 33-63729); and

4. Amended and Restated Agreement and Plan of Reorganization dated as of October 11, 1995 and exhibits and attachments thereto.

Based upon the undersigned's review of the records and documents, and such other matters as deemed reasonable and appropriate, and in consideration of applicable laws, I am of the opinion that the shares to be issued by CU Bancorp have been duly authorized and when issued and paid in accordance with the terms of the Amended and Restated Agreement and Plan of Reorganization dated as of October 11, 1995, between CU Bancorp, California United Bank and Corporate Bank, will be legally issued, fully paid and non assessable, and free of preemptive rights.
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CU Bancorp
November 9, 1995
Page 2

This opinion is qualified in its entirety by reference to the law and the facts as of the date hereof. As to matters noted, I have relied on information provided by CU Bancorp in preparing this opinion. I am not qualified to practice law in any jurisdiction other that the state of California, and do not render any opinion on the law of any other jurisdiction, other than the federal law of the United States. This opinion is expressly limited to the matters set forth herein. This opinion may not be relied upon by any party other than the addressee without the undersigned's specific consent.

I consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name under the caption "Legal Matters".

Very Truly Yours,

/s/ ANITA Y. WOLMAN
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ANITA Y. WOLMAN, ESQ.